Exhibit 10.2

AMENDMENT AGREEMENT

This Amendment Agreement (“Agreement”) is entered into as of the 2nd day of January, 2009 by and among UNITIL CORPORATION, a New Hampshire corporation (the “Borrower”), each lender whose name appears on the signature page hereof (collectively the “Lenders” and each individually a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent and a Lender.

W I T N E S S E T H

WHEREAS, the Lenders and the Borrower entered into a certain Credit Agreement dated as of November 26, 2008 (the “Credit Agreement”), establishing a line of credit in favor of the Borrower in the principal amount of up to Sixty Million Dollars ($60,000,000) (capitalized terms not defined herein shall have the meanings as set forth in the Credit Agreement); and

WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement and Loan Documents to, among other things, (i) increase the amount of the Aggregate Commitments to $60,000,000; (ii) amend certain fee provisions; and (iii) amend the Loan Documents in certain other respects.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements therein contained, the receipt and adequacy of which are hereby acknowledged, the parties covenant, stipulate and agree as follows:

1. Representations and Warranties of the Borrower. As of the Amendment Date, the Borrower represents and warrants to the Lenders as follows:

(a) The representations and warranties of the Borrower made in the Loan Documents are true and accurate and are hereby reaffirmed as of the date hereof, subject to such materiality qualifiers as may be included in such representations and warranties, and save for representations and warranties made as of a specified date, which were true and correct as of such date.

(b) There is no unremedied Event of Default.

(c) This Agreement will constitute a valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

2. Amendments to Credit Agreement. Effective as of the Amendment Date, the Credit Agreement shall be amended as follows:

(a) The defined term “Aggregate Commitments” in Section 1.01 shall be deleted in its entirety and replaced with the following:

“Aggregate Commitments” means the Commitments of all Lenders which shall not exceed $60,000,000.”

(b) The first sentence of Section 2.01 is hereby amended by deleting the phrase “shall not exceed $45,000,000 until such time as the Borrower has provided evidence of receipt of the Equity Injection after which time the” after “Aggregate Commitments” in the fourth line of that Section.

(c) Section 2.09(c) shall be deleted in its entirety and replaced with the following:

“(c) Lenders’ Upfront Fee. On the Closing Date, Borrower shall pay to Agent, for the account of each Lender in accordance with their respective Applicable Percentages, an upfront fee in an amount of twenty-five (25) basis points times $45,000,000 of the Aggregate Commitment due upon acceptance of the Commitment by the Borrower and payable on the Closing Date, which amount has already been received by Lenders. The following additional amounts shall be due and payable on January 2, 2009: (i) a fee equal to twenty-five (25) basis points times the $15,000,000 increase in the Aggregate Commitment from $45,000,000 to $60,000,000 and (ii) a fee equal to thirty (30) basis points times the full $60,000,000 Aggregate Commitment. If the Equity Injection is not consummated between the Closing Date and March 31, 2009, an additional 50 basis points times the full $60,000,000 Aggregate Commitment shall be due and payable on April 1, 2009. Such upfront fees are for the credit facilities committed by Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.”

(d) Schedule 2.01 is hereby amended by deleting the asterisked phrase “Advances shall be limited to $45,000,000 until such time as the Borrower has received the Equity Injection.”

(e) All terms and conditions of the Credit Agreement, as amended hereby, are hereby ratified and confirmed.

3. Conditions Precedent. This Agreement shall become effective on the date (such date, the “Amendment Date”) on which the following conditions precedent are satisfied:

(a) The Borrower shall execute and deliver this Agreement to the Lenders.

(b) The Agent shall have received payment of the upfront fees then due from the Borrower under Section 2.09(c) of the Credit Agreement.

5. Loan Documents. This Agreement shall be included in the definition of “the Loan Documents” in the Credit Agreement.

6. Future References. All references to the Loan Documents shall hereinafter refer to such documents as amended by this Agreement.

7. Continuing Effect. The provisions of the Credit Agreement, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

8. General.

(a) The Borrower shall execute and deliver such additional documents and do such other acts as the Lenders may reasonably require to implement the intent of this Agreement fully.

(b) The Borrower shall pay all costs and expenses, including, but not limited to, attorneys’ fees incurred by the Lenders in connection with this Agreement.

(c) This Agreement may be executed in several counterparts by the parties hereto, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this agreement by their duly authorized parties as of the date set forth above.

UNITIL CORPORATION, as Borrower

By:  /s/    Mark H. Collin

        Name: Mark H. Collin

        Title: Senior Vice President, Chief Financial Officer

        and Treasurer

By:  /s/    George R. Gantz

        Name: George R. Gantz

        Title: Senior Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By:  /s/    Kenneth R. Sheldon

        Name: Kenneth R. Sheldon

        Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:  /s/    Kenneth R, Sheldon

        Name: Kenneth R, Sheldon

        Title: Senior Vice President

RBS CITIZENS, N.A., as a Lender

By:  /s/    Jeanne A. Hulit

        Name: Jeanne A. Hulit

        Title: Senior Vice President

TD BANK, N.A., as a Lender

By:  /s/    David A. Canedy

        Name: David A. Canedy

        Title: Vice President